UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Zoo Entertainment, Inc. (the "Company") was notified that Amper, Politziner and Mattia, LLP ("Amper"), the Company's independent registered public accounting firm, combined its practice with that of Eisner LLP ("Eisner") and that the combined practice operates under the name EisnerAmper LLP. The Audit Committee of the Company's Board of Directors has engaged  EisnerAmper LLP to serve as the Company's independent registered public accounting firm effective September 24, 2010.

During the Company's fiscal years ended December 31, 2009 and 2008 and the subsequent period through September 24, 2010, the Company did not consult with Eisner regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of Amper on the financial statements of the Company as of and for the years ended  December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended December 31, 2009 and 2008  and the subsequent period through September 24, 2010, there were (i) no disagreements (as such term is used in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Amper a copy of the disclosures in this Form 8-K and has requested that Amper furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Amper agrees with the Company's statements in this Item 4.01. A copy of the letter dated September 29, 2010 furnished by Amper in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description
16.1	Letter re: Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer